UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE

SECURITIES

EXCHANGE ACT OF 1934

(AMENDMENT NO.     )

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☐	Preliminary Proxy Statement

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☐	Soliciting Material Pursuant to Section 240.14a-12.

Ennis, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than Registrant)

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On June 5, 2017, Ennis, Inc., a Texas corporation (the “Company,” “we,” “us,” “our”), mailed proxy materials to its shareholders who held the Company’s common stock as of May 22, 2017, including a Notice of Annual Meeting of Shareholders and accompanying Proxy Statement (collectively, the “Original Proxy Statement”), for the 2017 Annual Meeting of Shareholders, that is to be held on Thursday, July 20, 2017, at 10:00 a.m., Central Time, for the purposes set forth in the Original Proxy Statement (the “Annual Meeting”). The Company is filing this Supplement to the Original Proxy Statement with the Securities and Exchange Commission to supplement the information contained in the Original Proxy Statement.

Supplemental Information

After the mailing of the Original Proxy Statement, the Company received a report from ISS Proxy Advisory Services (“ISS”) with its recommendations to its institutional clients who are shareholders of the Company on how to vote their shares of common stock on the matters to be voted on at our Annual Meeting. With respect to the election of directors at the Annual Meeting, ISS recommended a vote in favor of all persons nominated for election as a director of the Company in the Original Proxy Statement, except for Mr. Keith Walters, our Chief Executive Officer. This recommendation was due to the fact that in accordance with the requirements of the Company’s Bylaws, Mr. Walter’s was serving as an ex-officio member of all of the standing committees of our Board of Directors. Since the early 1960’s our Bylaws have required that the Chairman, Vice Chairman and Chief Executive Officer of the Company each be an ex-officio member of all standing committees of the Board of Directors. These provisions of the Bylaws have been disclosed in each of the Company’s proxy statements since June 2013.

ISS based its recommendation on its belief that the presence of non-independent directors on key committees may diminish a Board committee’s ability to oversee management objectively. In its report ISS stated that the audit, compensation and nominating committees of the Board of Directors should all be fully independent to ensure effective monitoring of these critical functions. While the Board appreciates ISS’s concern, it does not share it. Mr. Walters is a non-voting member and can be excused from any meeting at the request of the independent directors serving on the committee. In addition, Mr. Walters has recused himself from all matters being considered by a committee that concern him in order to ensure that the members of the committee can speak candidly and deliberate confidentiality. As an ex-officio member, Mr. Walters has not been present during any vote by a Board committee.

Nonetheless, the Company recognizes that many of our shareholders take into account the recommendations of ISS in making their voting decisions regarding the Company. Therefore, on July 10, 2017 our Board of Directors determined to address ISS’s concerns regarding the requirements that Mr. Walters, in his capacity as Chief Executive Officer, serve as an ex-officio member on all Board committees. The Board of Directors unanimously approved that the provisions of our Bylaws requiring that the Company’s Chairman, Vice Chairman and Chief Executive Officer each be an ex-officio member of all standing committees of the Board of Directors be eliminated in their entirety and replaced with provisions prohibiting the Company’s Chairman, Vice Chairman or Chief Executive Officer from being a member of any standing committee of the Board of Directors. On the same day, the Company filed a Current Report on Form 8-K with the Securities and Exchange Commission reporting these amendments to the Company Bylaws.

The Company informed ISS of the Board’s action to address ISS’s concerns by not only eliminating these ex-officio provisions, but affirmatively prohibiting any of the Company’s Chairman, Vice Chairman or Chief Executive Officer from serving in such ex-officio capacity. Based on the Board of Directors addressing ISS’s concerns, the Company expects ISS to reverse its position and recommend to its clients that they vote in favor of the election of Mr. Walters to our Board of Directors at the Annual Meeting.

The Company affirms its disclosures in the Original Proxy Statement that each Board committee acted independently in its respective deliberations and votes. Except as supplemented by the information contained in this Supplement, all information set forth in the Original Proxy Statement remains accurate in all material respects and should be considered in casting your vote by proxy or in person at the Annual Meeting.

Annual Meeting

As a stockholder, your vote is very important and the Board strongly encourages you to exercise your right to vote whether or not you plan to attend the Annual Meeting in person. The previously provided proxy materials include instructions for voting and for requesting a printed copy of the proxy materials, including a proxy card.

The Company has engaged Georgeson LLC to assist in the solicitation of proxies and to provide informational support and analysis for $15,000 plus expenses.

If you have already submitted your proxy, this Supplement does not require that you do so again. You may revoke your proxy at any time before your shares are voted by (1) delivering a written revocation notice prior to the Annual Meeting to Michael Magill, Corporate Secretary, Ennis, Inc., 2441 Presidential Parkway, Midlothian, Texas 76065; (2) timely delivering a valid, later-dated proxy or later-dated vote via the internet or telephone; or (3) voting in person at the Annual Meeting. Attending the Annual Meeting does not revoke your proxy unless you vote in person at the meeting.

Stockholders are cordially invited to attend the Annual Meeting in person. You will need an admission ticket or proof of stock ownership to enter the Annual Meeting. If you are a shareholder of record, your admission ticket is the Notice mailed (or sent electronically) to you or the admission ticket attached to your proxy card if you elected to receive printed proxy materials. If your shares are registered directly in your name, please bring proof of stock ownership. If your shares are held for your account in the name of a broker, bank or other nominee, you must bring a current brokerage statement, letter from your stockbroker or other proof of stock ownership to the meeting.

This Supplement does not change the proposals to be acted upon at the Annual Meeting, which are described in the Original Proxy Statement.